Exhibit 99.01

Contacts:	Investors	Media
	Matt Rhodes	Diane Carlini
	Intuit Inc.	Intuit Inc.
	650-944-2536	650-944-6251
	matthew_rhodes@intuit.com	diane_carlini@intuit.com

Intuit Closes Financial Services Transaction;
Updates Fourth-quarter and Full-year Guidance

MOUNTAIN VIEW, Calif. - Aug. 1, 2013 -- Intuit Inc. (Nasdaq: INTU) today announced the close of the divestiture of its Financial Services business as the company shifts to focus on directly serving small businesses, consumers and the accountants who serve them. With the transaction completed, the company updated fourth-quarter and full-year guidance.
Intuit announced on July 1 that a private equity firm, Thoma Bravo, would purchase the Intuit Financial Services division, or IFS. The cash transaction is valued at approximately $1.025 billion. Intuit plans to use existing cash and the proceeds of this transaction to accelerate repurchase of its shares.
“Divesting the Financial Services business provides Intuit with the opportunity to focus more directly on being the operating system behind small business success and doing the nations' taxes,” said Brad Smith, Intuit president and chief executive officer. “For the newly formed Digital Insight team, this is an exciting new beginning as they set out on their own in the growing digital banking space.”
Adjusting for events and charges subsequent to the guidance provided on May 21, Intuit expects revenue, operating income and earnings per share in line with previous fourth-quarter and fiscal 2013 guidance.
With Intuit Financial Services and Intuit Health Group, which the company also plans to divest, classified as discontinued operations, Intuit has revised its fourth-quarter and full-year guidance. Intuit Financial Services and Intuit Health Group are expected to contribute revenue of approximately $90 million in the fourth quarter of fiscal 2013 and

Intuit Closes Transaction; Updates Guidance

$340 million for the full fiscal year. The following figures include approximately $20 million of restructuring-related severance expense and other nonrecurring costs.
For the fourth quarter of fiscal 2013 which ended July 31, Intuit now expects:

•	Revenue of $615 million to $625 million, versus previous guidance of $702 million to $727 million.

•	GAAP operating loss of $52 to $62 million, versus previous guidance of $31 million to $51 million.

•	Non-GAAP operating income (loss) of ($5 million) to $5 million, versus previous guidance of $14 million to $34 million.

•	GAAP diluted loss per share of $0.13 to $0.15, versus previous guidance of $0.07 to $0.11.

•	Non-GAAP diluted earnings (loss) per share of ($0.02) to $0.00, versus previous guidance of $0.03 to $0.07.
Intuit also revised revenue, operating income, and earnings per share guidance for the total company for fiscal 2013:

•	Revenue of $4.153 billion to $4.163 billion, versus previous guidance of $4.495 billion to $4.520 billion.

•	GAAP operating income of $1.230 billion to $1.240 billion, versus previous guidance of $1.230 billion to $1.250 billion.

•
Non-GAAP operating income of $1.459 billion to $1.469 billion, versus previous guidance of $1.510 billion to $1.530 billion. Intuit now expects non-GAAP operating income margin of approximately 35 percent for fiscal 2013.

•	GAAP diluted EPS of $2.71 to $2.73, versus previous guidance of $2.77 to $2.81.

•	Non-GAAP diluted EPS of $3.16 to $3.18, versus previous guidance of $3.31 to $3.35.
Intuit will announce its fourth-quarter results for fiscal year 2013 on Aug. 20 following the close of market.

About Intuit Inc.
Intuit Inc. creates business and financial management solutions that simplify the business of life for small and mid-sized businesses, consumers and accounting professionals.
Its flagship products and services include QuickBooks®, Quicken® and TurboTax®, which make it easier to manage small businesses and payroll processing, personal finance, and tax preparation and filing. Mint.com provides a fresh, easy and intelligent way for people to manage their money, while

Intuit Closes Transaction; Updates Guidance

Demandforce® offers marketing and communication tools for small businesses. ProSeries® and Lacerte® are Intuit's leading tax preparation offerings for professional accountants.
            Founded in 1983, Intuit had revenue of $4.15 billion in its fiscal year 2012. The company has approximately 8,200 employees with major offices in the United States, Canada, the United Kingdom, India and other locations. More information can be found at www.intuit.com.

About Non-GAAP Financial Measures
This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the section of the accompanying Table 1 titled "About Non-GAAP Financial Measures."

Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including statements about Intuit's plans to accelerate the repurchase of its shares and the planned divestiture of Intuit Health Group and forecasts of Intuit's future expected financial results for the fourth fiscal quarter of 2013 and the 2013 fiscal year.
Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These factors include, without limitation, the following: inherent difficulty in predicting consumer behavior; difficulties in receiving, processing, or filing customer tax submissions; consumers may not respond as we expected to our advertising and promotional activities; product introductions and price competition from our competitors can have unpredictable negative effects on our revenue, profitability and market position; governmental encroachment in our tax businesses or other governmental activities or public policy affecting the preparation and filing of tax returns could negatively affect our operating results and market position; we may not be able to successfully innovate and introduce new offerings and business models to meet our growth and profitability objectives, and current and future offerings may not adequately address customer needs and may not achieve broad market acceptance, which could harm our operating results and financial condition; business interruption or failure of our information technology and communication systems may impair the availability of our products and services, which may damage our reputation and harm our future financial results; as we upgrade and consolidate our customer facing applications and supporting information technology infrastructure, any problems with these implementations could interfere with our ability to deliver our offerings; any failure to properly use and protect personal customer information and data could harm our revenue, earnings and reputation; if we are unable to develop, manage and maintain critical third party business relationships, our business may be adversely affected; increased government regulation of our businesses may harm our operating results; if we fail to process transactions effectively or fail to adequately protect against potential fraudulent activities, our revenue and earnings may be harmed; any significant offering quality problems or delays in our offerings could harm our revenue, earnings and reputation; our participation in the Free File Alliance may result in lost revenue opportunities and cannibalization of our traditional paid franchise; the continuing global economic downturn may continue to impact consumer and small business spending, financial institutions and tax filings, which could negatively affect our revenue and profitability; year-over-year changes in the total number of tax filings that are submitted to government agencies due to economic conditions or otherwise may result in lost revenue opportunities; our revenue and earnings are highly seasonal and the timing of our revenue between quarters is difficult to predict, which may cause significant quarterly fluctuations in our financial results; our financial position may not make repurchasing shares advisable or we may issue additional shares in an acquisition causing our number of outstanding shares to grow; our inability to adequately protect our intellectual property rights may weaken our competitive position and reduce our revenue and earnings; our acquisition and divestiture activities may disrupt our ongoing business, may involve increased expenses and may present risks not contemplated at the time of the transactions; our use of significant amounts of debt to finance acquisitions or other activities could harm our financial condition and results of operation; and litigation involving intellectual property, antitrust, shareholder and other matters may increase our costs. More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2012 and in our other SEC filings. You can locate these reports through our website at http://investors.intuit.com. Forward-looking statements are based on information as of August 1, 2013, and we do not undertake any duty to update any forward-looking statement or other information in these materials.

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Intuit Closes Transaction; Updates Guidance

TABLE 1
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES
TO PROJECTED GAAP REVENUE, OPERATING INCOME (LOSS), AND EPS
(In millions, except per share amounts)
(Unaudited)

	Forward-Looking Guidance
	GAAP Range of Estimate				Non-GAAP Range of Estimate
	From	To	Adjmts		From	To
Three Months Ending July 31, 2013
Revenue	$615	$625			$615	$625
Operating income (loss)	$(62)	$(52)	$57	[a]	$(5)	$5
Earnings (loss) per share	$(0.15)	$(0.13)	$0.13	[b]	$(0.02)	$—

Twelve Months Ending July 31, 2013
Revenue	$4,153	$4,163			$4,153	$4,163
Operating income	$1,230	$1,240	$229	[c]	$1,459	$1,469
Diluted earnings per share	$2.71	$2.73	$0.45	[d]	$3.16	$3.18
See “About Non-GAAP Financial Measures” immediately following this Table 1 for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

[a]
Reflects estimated adjustments for share-based compensation expense of approximately $48 million; amortization of acquired technology of approximately $4 million; and amortization of other acquired intangible assets of approximately $5 million.

[b]	Reflects the estimated adjustments in item [a], income taxes related to these adjustments, and an adjustment to exclude net income from discontinued operations from non-GAAP net income.

[c]
Reflects estimated adjustments for share-based compensation expense of approximately $182 million; amortization of acquired technology of approximately $19 million; and amortization of other acquired intangible assets of approximately $28 million.

[d]	Reflects the estimated adjustments in item [c], income taxes related to these adjustments, and an adjustment to exclude net income from discontinued operations from non-GAAP net income.

Intuit Closes Transaction; Updates Guidance

INTUIT INC.
ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated August 1, 2013 contains non-GAAP financial measures. Table 1 reconciles the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP net income (loss) per share.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

We exclude the following items from all of our non-GAAP financial measures:

•	Share-based compensation expense

•	Amortization of acquired technology

•	Amortization of other acquired intangible assets

•	Goodwill and intangible asset impairment charges

•	Professional fees for business combinations

We also exclude the following items from non-GAAP net income (loss) and diluted net income (loss) per share:

•	Gains and losses on debt securities and other investments

•	Income tax effects of excluded items and related discrete tax items

•	Discontinued operations

We believe that these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, our individual operating segments or our senior management. Segment managers are not held accountable for share-based compensation expense, amortization, or the other excluded items and, accordingly, we exclude these amounts from our measures of segment performance. We believe that our non-GAAP financial measures also facilitate the comparison by management and investors of results for current periods and guidance for future periods with results for past periods.

The following are descriptions of the items we exclude from our non-GAAP financial measures.

Share-based compensation expenses. These consist of non-cash expenses for stock options, restricted stock units and our Employee Stock Purchase Plan. When considering the impact of equity awards, we place greater emphasis on overall shareholder dilution rather than the accounting charges associated with those awards.

Amortization of acquired technology and amortization of other acquired intangible assets. When we acquire an entity, we are required by GAAP to record the fair values of the intangible assets of the entity and amortize them over their useful lives. Amortization of acquired technology in cost of revenue includes amortization of software and other technology assets of acquired entities. Amortization of other acquired intangible assets in operating expenses includes amortization of assets such as customer lists, covenants not to compete and trade names.

Intuit Closes Transaction; Updates Guidance

Goodwill and intangible asset impairment charges. We exclude from our non-GAAP financial measures non-cash charges to adjust the carrying values of goodwill and other acquired intangible assets to their estimated fair values.

Professional fees for business combinations. We exclude from our non-GAAP financial measures the professional fees we incur to complete business combinations. These include investment banking, legal and accounting fees.

Gains and losses on debt securities and other investments. We exclude from our non-GAAP financial measures gains and losses that we record when we sell or impair available-for-sale debt securities and other investments.

Income tax effects of excluded items and certain discrete tax items. We exclude from our non-GAAP financial measures the income tax effects of the items described above, as well as income tax effects related to business combinations. In addition, the effects of one-time income tax adjustments recorded in a specific quarter for GAAP purposes are reflected on a forecasted basis in our non-GAAP financial measures. This is consistent with how we plan, forecast and evaluate our operating results.

Operating results and gains and losses on the sale of discontinued operations. From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP financial measures.

The reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in Table 1 include all information reasonably available to Intuit at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses, goodwill and other asset impairments, and sales of available-for-sale debt securities and other investments.